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                                                                     EXHIBIT 3.2



                               CODE OF REGULATIONS




















                           [COMMERCIAL INTERTECH LOGO]


                                YOUNGSTOWN, OHIO


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

                                      INDEX
                                                                                PAGE
ARTICLE I - MEETING OF SHAREHOLDERS
     Section 1.    Definitions ................................................  3
     Section 2.    Annual Meetings ............................................  3
     Section 3.    Special Meetings ...........................................  3
     Section 4.    Notice of Meetings .........................................  4
     Section 5.    Waiver of Notice of Meeting ................................  4
     Section 6.    Dispensing With Notice of Meeting ..........................  4
     Section 7.    Quorum .....................................................  4
     Section 8.    Voting .....................................................  5
     Section 9.    Proxies ....................................................  5
     Section 10.   Procedure ..................................................  5
     Section 11.   Action Without Meeting .....................................  5
ARTICLE II - DIRECTORS
     Section 1.    Number   ...................................................  6
     Section 2.    Election and Term. .........................................  6
     Section 3.    Resignations and Vacancies .................................  6
     Section 4.    Meetings ...................................................  6
     Section 5.    Quorum   ...................................................  7
     Section 6.    Compensation ...............................................  7
     Section 7.    General Powers of Board ....................................  7
     Section 8.    Action Without Meeting .....................................  7
     Section 9.    ByLaws .....................................................  7
ARTICLE III - OFFICERS
     Section 1.    Principal Officers .........................................  8
     Section 2.    Election, Term and Removal .................................  8
     Section 3.    Subordinate and Temporary Officers .........................  8
     Section 4.    Bond .......................................................  8
ARTICLE IV - DUTIES OF OFFICERS
     Section 1.    Chairman of the Board ......................................  9
     Section 2.    Vice Chairman of the Board .................................  9
     Section 3.    President ..................................................  9
     Section 4.    Vice Presidents ............................................  9
     Section 5.    Secretary ..................................................  9
     Section 6.    Treasurer ..................................................  9
     Section 7,    Controller and Chief Accounting Officer ....................  9
     Section 8.    General Provisions ......................................... 10
     Section 9.    Duties of Officers May Be Delegated ........................ 10
ARTICLE V - INDEMNIFICATION OF DIRECTORS AND OFFICERS ......................... 10
ARTICLE VI - COMMITTEES
     Section 1.    Executive Committee ........................................ 11
     Section 2.    Other Committees............................................ 11
ARTICLE VII - SHARES
     Section 1.    Certificates for Shares .................................... 12
     Section 2.    Transfers of Shares ........................................ 12
     Section 3.    Lost, Stolen, Destroyed Or Mutilated Certificates.. ........ 12
     Section 4.    Registered Shareholders .................................... 12
     Section 5.    Transfer Agents and Registrars ............................. 13
ARTICLE VIII - CORPORATE SEAL ................................................. 13
ARTICLE IX - FISCAL YEAR ...................................................... 13
ARTICLE X - AMENDMENTS ........................................................ 13

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                               CODE OF REGULATIONS
                                       OF
                           COMMERCIAL INTERTECH CORP.

                       (AS AMENDED THROUGH MARCH 26, 1997)

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

         Section 1. DEFINITIONS. Whenever used in these regulations, the words "shareholder" and "shareholders" shall mean, respectively, a holder, and holders, of common shares of the corporation, and the words "voting shares" shall mean outstanding common shares of the corporation (not including treasury shares), unless, under the Articles or the law, holders of shares of one or more other classes shall be entitled to vote, at the meeting in question, on a parity with holders of common shares, and without distinction of class, in which case said words shall mean and include, respectively, holders of shares of such other class or classes, and shares of such class or classes, or unless, under the Articles, holders of shares of one or more classes, other than the common shares, shall be entitled to vote, at the meeting in question, to the exclusion of the common shares, in which case said words shall mean, respectively, only the holders of shares of such other class or classes, and shares of such class or classes.
         Whenever the circumstances shall require, and the context permit, the masculine gender wherever used in these regulations, shall include the feminine and neuter, and the plural number the singular, and vice versa.
         The word "Articles" shall mean the Articles of Incorporation of the corporation, including all amendments thereto.
         Section 2. ANNUAL MEETING. The annual meeting of the shareholders of this corporation shall be held at the principal office of the corporation in Youngstown, Ohio, or at such other place, within or without the State of Ohio, as the board of directors, by resolution, may designate, at 2:00 P.M. on the last Wednesday in March of each year, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such annual meeting, the board of directors shall be elected, the statements required by law shall be laid before the shareholders, and there may be transacted any other business which shall properly be brought before the meeting.
         Section 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the chairman of the board, the president (or in case of a vacancy in the office of president, or of the president's absence or inability to act, by a vice president authorized to exercise the authority of the president), of the corporation, or by a majority of the members of the board of directors of the corporation, then in office, acting with or without a meeting, or by the holders of forty percent (40%) of the voting shares of the corporation. Upon delivery to the chairman of the board, or to the president (or in any of the cases hereinabove specified, to a vice president) or the secretary, or an assistant secretary of the corporation, by the persons entitled, as above provided, to call a special meeting, of a written request, stating the time, place and purpose of the requested meeting, it shall be the duty of the chairman of the board, the president, such vice president, the secretary or such assistant secretary, as the case may be, to give notice of such meeting as hereafter in these regulations provided. If the officer to whom such request is presented refuses the same, or fails to give such notice within five (5) business days next following the presentation to him of such request, then the person or persons making such request may call a meeting of the shareholders by giving notice in the manner hereafter in these regulations provided.


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         If the special meeting be called by the chairman of the board, the president, or a vice president, without written request by directors or shareholders as above provided, such call may be made by the delivery by such officer, to the secretary or an assistant secretary of the corporation, of a written instruction to call such meeting specifying the time, place and purpose thereof, and it shall then be the duty of the secretary, or of such assistant secretary, as the case may be, to give notice of such meeting as hereafter in these regulations provided, but the officer calling such meeting may, if he so elects, himself give such notice in said manner.
         Any special meeting of shareholders may be held at such place, within or without the State of Ohio, as shall be specified in the request or instructions to call the same, or in the notice thereof, if there be no such request or instruction.
         Section 4. NOTICE OF MEETINGS. Unless waived, a written, printed or typewritten notice of each annual or special meeting specifying the time and place of such meeting and the purpose or purposes for which it is called shall be given to each shareholder entitled to receive notice thereof, by mailing such notice to the last-known address of each such shareholder as the same appears upon the records of the corporation not more than sixty (60) days nor less than seven (7) days before any such meeting; provided, however, no failure or irregularity of notice of any meeting shall invalidate the same or any proceeding thereat.
         All notices with respect to any shares of record in the names of two or more persons may be given to the person first named on the records of the corporation and notice so given shall be effective as to all the holders of record of such shares.
         Every person who by operation of law, transfer, or otherwise, shall become entitled to any share or right or interest therein, shall be bound by every notice in respect to such share which, prior to his name and address being entered upon the books of the corporation as a registered holder of such share, shall have been given to the person in whose name such share appeared of record.
         Section 5. WAIVER OF NOTICE OF MEETING. Unless otherwise provided by law, any shareholder may waive notice of any shareholders' meeting either by writing, specifying the date and place of the meeting and signed, and filed with, or entered upon, the records of the meeting, either before or after such meeting, or by attendance at such meeting, either in person or by proxy, and upon such written waiver or attendance by all shareholders, a meeting of the shareholders may be held without notice at any time and place and at such meeting any actions may be taken.
         Section 6. DISPENSING WITH NOTICE OF MEETING. Any requirement imposed by law, the Articles, or these regulations, with respect to the giving or sending of any notice or communication to any shareholder as such whose address as it appears upon the records of the corporation is outside of the United States, may be dispensed with, and no action taken shall be affected or invalidated by the failure to give or send any such notice or communication in so far as compliance with any such requirement is at the time prohibited by, or dependent upon the obtaining of a license or consent under any act of Congress or any rules, regulations, proclamations, or executive orders issued under authority of any such act.
         Section 7. QUORUM. The shareholders present in person or by proxy at any meeting for the determination of the number of directors, or the election of directors, or for consideration of an action upon reports required to be laid before such meeting, shall constitute a quorum; and, unless otherwise specified by law, the holders, present in person or by proxy, of a majority of the voting shares of the corporation, shall constitute a quorum at any meeting of shareholders for any other purpose; but, at any meeting, the shareholders present, in person or by proxy, shall constitute a quorum for the purpose of adjourning the meeting from time to time and from place to place without notice other than announcement at such meeting, until a quorum competent to act on any matter or proposal is present, and any such adjourned meeting there may be transacted any business which might have transacted at the meeting as originally called.


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         Section 8. VOTING. Each voting share of the corporation shall, unless otherwise provided by law or the Articles, entitle the holder thereof, registered on the books of the corporation, at the date fixed for the determination of the persons entitled to vote at the meeting (or, if no date has been so fixed, then at the date of the meeting), to one vote for each director to be elected, and to one vote on any other question, at any meeting, notwithstanding the prior or subsequent sale, or other disposal of such share or shares or transfer of the same on the books of the corporation on or after the date so fixed.
         Section 9. PROXIES. Subject to any applicable provision of law or of the Articles, any person who is entitled to attend a shareholders' meeting, to vote thereat, or to execute consents, waivers or releases, may, by instrument in writing, signed by himself or by his duly authorized attorney, or by the chairman of the board, the president, a vice president, the secretary, or the treasurer of a corporate shareholder, authorized any other person or persons (and no such person need be a shareholder), to vote, and otherwise act, for such person, at any shareholders' meeting, or otherwise, and to execute consents, waivers and releases, and to exercise any of his other rights. Every such instrument shall, before the person authorized thereby shall vote or act thereunder, be filed with the secretary of the corporation.
         Section 10. PROCEDURE. Shareholders' meetings shall be called to order, and, unless the shareholders shall otherwise order, be presided over by the chairman of the board, or in his absence, by the vice chairman of the board, if one be elected, or in his absence, by the president of the corporation, or in his absence, by a vice president of the corporation designated as hereinafter provided. The secretary or an assistant secretary of the corporation shall keep the minutes of every shareholders' meeting and shall include therein a copy of any request or instruction to call, and a copy of the notice of, the meeting. In the absence of the chairman of the board, the vice chairman of the board, the president and all vice presidents, or of the secretary and all assistant secretaries, of the corporation, any shareholder (or any person authorized to act for a shareholder, as provided in Section 9 of this article) may be chosen by the shareholders to preside, or to keep the minutes, as the case may be. A quorum being present, all questions coming before the shareholders for decision shall, unless otherwise provided by law or the Articles, be decided by vote of the holders of a majority of the voting shares represented at the meeting.
         The order of business at the annual meeting and at any special meeting of shareholders shall be prescribed by the presiding officer thereof.
         The decision of any parliamentary question not herein provided for shall be in accordance with the latest edition of Robert's Rules of Order.
         Section 11. ACTION WITHOUT MEETING. Any action which, under any provision of law, the Articles, or these regulations, may be authorized or taken at a shareholders' meeting, may be authorized or taken without a meeting, if authorized by a writing signed by all of the shareholders who would be entitled to notice of a meeting of shareholders held for such purpose; except that regulations for the government of the corporation, the conduct of its affairs and the management of its property, consistent with law and the Articles, may be adopted, and these regulations may be amended, or new regulations may be adopted, without a meeting of shareholders by the written consent of the holders of shares entitling them to exercise a majority of the voting power of the corporation on such proposals as permitted by law.

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                                   ARTICLE II

                                    DIRECTORS

         Section 1. NUMBER. The board of directors of the corporation shall consist of not less than nine (9) nor more than fifteen (15) directors. The exact number shall be determined, from time to time, by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Upon adoption of this amendment to the Code of Regulations, the number of directors is twelve (12).
         Section 2. ELECTION AND TERM. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three (3) classes entitled directors of the first class, directors of the second class and directors of the third class. Upon adoption of this amendment to the Code of Regulations, each class consists of four (4) directors. At each succeeding annual meeting of shareholders, the successors to the class of directors whose terms expire at the election to be held at such meeting shall be elected (or if not then elected, or if such meeting be not held at the time fixed therefor, than at a special meeting called for that purpose) to hold office for a term of three (3) years. Each director shall serve for the term for which he or she shall have been elected and until his or her successor shall have been elected and shall qualify. The election of directors shall, if the number of persons nominated be greater than the number of directorships to be filled, be by ballot.
         If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the board of directors, provided that the number of directors of any one class shall not be less than three (3), and provided further that no decrease in the number of directors shall of itself have the effect of shortening the term of any incumbent director. In case of any increase in the number of directors of any class, any director chosen to fill any directorship created by such increase shall hold office for a term which shall be coincident with the term of the class for which he or she is chosen.
         The board of directors may adopt such further regulations governing the election of directors, not inconsistent with the foregoing, as shall to the board seem proper and expedient.
         Section 3. RESIGNATIONS AND VACANCIES. Any director may, at any time, resign, by written resignation delivered to the secretary, or an assistant secretary, of the corporation, and such resignation shall, unless otherwise specified therein, be effective upon such delivery. The board of directors may, in any case provided by law, declare vacant the office of a director. The remaining directors, though fewer than a majority of the whole board, may, by vote of a majority of their number, fill any vacancy in the board for the unexpired term.
         Section 4. MEETINGS. Immediately after the adjournment of the shareholders' meeting at which a board of directors is elected, the newly elected board shall, without notice, hold an organization meeting for the purpose of electing officers and transacting such other business, within the powers of the board of directors, as shall come before the meeting.
         The board of directors may provide, by resolution or bylaw, for the holding of regular meetings of the board, without notice, and at such times and places as the board shall determine.
         Special meetings of the board of directors may be held at any time upon call of the chairman of the board, the president, a vice president, or any two
(2) directors, upon causing notice to be given, in writing, to each director, addressed to him at his residence or usual place of business, at least two (2) days before such meeting is to be held, or by giving notice to each director personally or by telephone, telegram, or cablegram, at least four (4) hours before such meeting, which notice need not specify the purposes of the meeting; provided that a lawful meeting of the board of directors may be held at any time and any place and without notice thereof if all of the directors are present or shall waive notice thereof. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.


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         All meetings of the board of directors shall be held at the office of the corporation in the City of Youngstown, Ohio, or at any other place, within or without the State of Ohio.
         Section 5. QUORUM. A majority of the number of directors last fixed by the shareholders, as hereinbefore provided, shall (subject to the provisions of Section 3 of this Article II as to the filling of vacancies), constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present. A majority of such quorum may decide any question that may come before the meeting.
         Section 6. COMPENSATION. For their attendance at meetings of the board of directors or of any committee thereof, directors may be paid such compensation as the board of directors shall from time to time fix, and there may be paid to all directors their reasonable expenses incurred in attending meetings of the board of directors or of any committee thereof. Additional compensation may be paid to directors for special services rendered, including their reasonable expenses in connection therewith.
         Section 7. GENERAL POWERS OF BOARD. The board of directors shall have such authority in the conduct, control and management of the business and property of the corporation as shall be consistent with law, the Articles, and these regulations, including (but not hereby limiting the generality of the foregoing grant of power) authority to adopt and alter the corporate seal; to fix the fiscal year of the corporation; to fix within the limits prescribed in the Articles, the place of its principal office; to establish and discontinue, at such times and places as the board of directors shall deem proper, offices of the corporation, in addition to its principal office; and to appoint, from the board's own number, change the membership of, and remove, such committees having such authority (including the authority to act by writing signed by all members of the committee without a meeting) and duties, not inconsistent with the law, the Articles, and these regulations, as the board of directors shall from time to time provide; and, unless otherwise provided by law or the Articles, or specifically otherwise provided in these regulations, any authority herein or by law conferred upon the board of directors, may, in the interval between meetings of the board of directors, be exercised by any committee of the board to whom the board shall delegate the same.
         Section 8. ACTION WITHOUT MEETING. Any action which, under any provision of law, the Articles, or these regulations, may be authorized or taken at a meeting of the directors, may be authorized or taken without a meeting if authorized by a writing signed by all of the directors who would be entitled to notice of a meeting of the directors held for such purpose.
         Section 9. BYLAWS. For the government of its actions, the board of directors may adopt bylaws consistent with the Articles and these regulations.

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                                   ARTICLE III

                                    OFFICERS


         Section 1. PRINCIPAL OFFICERS. The principal officers of the corporation shall be a chairman of the board of directors, a president, a vice president or such number of vice presidents as the board of directors may from time to time by resolution determine, a secretary, a treasurer, a controller and chief accounting officer, and if the board of directors so determines, a vice chairman of the board of directors. Such principal officers shall have such duties and authority as may be prescribed by these regulations and such duties and authority, not inconsistent with these regulations, as may be prescribed by the board of directors. The president and the chairman of the board shall be members of the board of directors, but no other officer need be a director. Any two (2) of the principal offices may be held by the same person (except that the same person shall not be both president and vice president nor shall the same person be both chairman and vice chairman of the board of directors), and the holder of any of the principal offices may also hold any office or offices assistant or subordinate to any other of the principal offices. The board of directors may leave any of the principal offices unfilled for such period as the board in its discretion may determine.
         Section 2. ELECTION, TERM AND REMOVAL. All principal officers shall be elected, and all vacancies in such offices be filled, by the board of directors. The terms of office of said officers shall extend from their respective elections to the next organization meeting of the board of directors, and until their respective successors are elected and qualified, but the board of directors may, at any time, by vote of two-thirds (2/3) of the number of directors last fixed by the shareholders as hereinbefore provided, remove any officer, with or without cause.
         Section 3. SUBORDINATE AND TEMPORARY OFFICERS. The board of directors may, from time to time, in its discretion, create and fill by election one or more assistant secretaryships, one or more assistant treasurerships, and such other offices, assistant or subordinate to any of the principal offices above named, as it shall deem necessary to the proper conduct of business of the corporation, and may prescribe the terms of office, qualifications, authorities and duties of the holders of such offices. Each such officer shall hold office during the pleasure of the board of directors. The board of directors may, at any time, abolish any such office created by it, and the term of office of any holder of such office shall thereupon terminate, anything in these regulations contained to the contrary notwithstanding. In case of the absence or disability of any officer of the corporation, the board of directors may, unless otherwise provided herein, delegate to any other officer or director of the corporation all or any part of the authority and duties of such absent or disabled officer.
         Section 4. BOND. The board of directors may, in its discretion, at any time, require any officer of the corporation to give bond for the faithful performance of his duties in such form and amount and with such surety as shall be satisfactory to the board of directors.

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                                   ARTICLE IV

                               DUTIES OF OFFICERS

         Section 1. CHAIRMAN OF THE BOARD. The chairman of the board of directors shall have such powers and perform such duties as the board of directors may from time to time prescribe or confer upon him. He shall preside at all meetings of the shareholders and of the board of directors.
         Section 2. VICE CHAIRMAN OF THE BOARD. The vice chairman of the board, if one be elected, shall perform the duties of the chairman of the board during the chairman's absence or inability to serve the corporation. He shall have such other authority and perform such other duties as shall be assigned to or conferred upon him by the board of directors.
         Section 3. PRESIDENT. The president shall have such powers and perform such duties as the board of directors may from time to time prescribe or confer upon him. In the absence of the chairman or vice chairman of the board, he shall preside at all meetings of the shareholders and of the board of directors.
         Section 4. VICE PRESIDENTS. The vice president, or vice presidents as the case may be, shall perform such duties as are conferred upon them by these regulations or as may from time to time be assigned to or conferred upon them by the board of directors, the chairman of the board, or the president. At the request of the president, or in his absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board of directors) shall perform all the duties of the president, and when so acting, shall have all the powers of the president.
         Section 5. SECRETARY. The secretary, in addition to all authority and duties provided by law, shall attend, as hereinbefore or by law provided, to the giving of notices of meetings of shareholders and directors; shall keep and sign the minutes of all meetings of shareholders and of the board of directors; shall keep such other records as the board of directors or any committee thereof shall require; shall have charge of the corporate seal, and (subject to the rules and regulations of the board of directors and of the transfer agents and registrars, if any, of the shares of the corporation) shall have custody of the share certificate books and share records and shall attend to the issuance of certificates for shares of the corporation; shall sign all deeds, mortgages, notes, bonds, contracts and other instruments executed by the corporation requiring his signature; shall file all reports to states and to the Federal Government; and shall perform such other and further duties as may from time to time be assigned to him by the board of directors, or by the chairman of the board, or by the president.
         Section 6. TREASURER. The treasurer shall, subject to the direction of the board of directors of the corporation, have custody of the corporate funds and securities; shall deposit all moneys and other funds of the corporation in such depositories as shall from time to time be designated by the board of directors, the same to be withdrawn as the board of directors shall from time to time direct; shall render such financial statements of the corporation at meetings of shareholders as shall be required by law and as prepared by the controller and chief accounting officer; shall from time to time, as requested by the chairman of the board, or by the president, or board of directors of the corporation, render statements of his transactions and accounts and of the financial condition of the corporation; and shall upon the expiration of his term of office, account for and deliver to the corporation all books, vouchers, papers, moneys and other property of the corporation which may be in his possession or under his control; and he shall perform such other duties as from time to time may be assigned to him by the board of directors, or by the chairman of the board, or the president.
         Section 7. CONTROLLER AND CHIEF ACCOUNTING OFFICER. The controller and chief accounting officer shall have supervision of the books of account of the corporation and of all books and papers relating thereto, and shall examine all vouchers and audit all accounts. He shall keep such records as will at all times show the condition of the business, finances and accounts of the corporation and shall prepare the necessary financial statements required by law to be laid before the annual meeting of shareholders or before any other meeting at which directors are to be elected. He shall make such reports and statements as shall be required of him by the president or the board of directors, or by the chairman of the board, and shall at least once during each year verify the assets of the corporation.
         Section 8. GENERAL PROVISIONS. In addition to the authority and duties hereinbefore provided, the principal officers of the corporation shall have such other authority and duties as are usually incident to such offices in corporations engaged in business similar to that of this corporation, and such other authority and duties as shall from time to time be conferred upon or required of them, respectively, by the board of directors. Anything in these regulations to the contrary notwithstanding, the board of directors may at any time provide, either for specific cases, or generally, that any written instrument to be executed, signed or delivered, or any other thing to be done, in the name or upon behalf of the corporation, may be signed, executed, delivered or done by any one or more of the principal officers, or by any other officer, agent, or attorney of the corporation designated for such purpose by the board of directors; provided, however, that certificates for shares of the corporation shall be signed as provided in Section I of Article VII of these regulations.
         Section 9. DUTIES OF OFFICERS MAY BE DELEGATED. In the absence of any officer of the corporation, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director. The respective authority and duties of the secretary and of the treasurer may be delegated by them or by the board of directors, to any assistant secretary or assistant treasurer of the corporation respectively, subject, nevertheless, to the general control and direction of such secretary or treasurer as the case may be.


                                    ARTICLE V

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         The corporation shall indemnify each director, whether active, honorary or emeritus, and each officer or employee, each such former director, officer or employee, and each person who is serving or has served at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement (whether with or without court approval) in connection with the defense of any pending or threatened action, suit, or proceeding, whether criminal, civil, administrative or investigative, to which he is or may be made a party by reason of being or having been such director, officer or employee, or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, provided that a determination is made (a) that he was not and has not been adjudicated to have been negligent or guilty of misconduct in the performance of his duty to the corporation, partnership, joint venture, trust or other enterprise, of which he is or was such director, officer or employee, (b) that he acted in good faith in what he reasonably believed to be in, or not opposed to, the best interest of the corporation, and (c) that, in any matter the subject of a criminal action, suit or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The determination as to (b) and (c) and, in the absence of an adjudication as to (a) by a court of competent jurisdiction, the determination as to (a), shall be made (i) by the directors of the corporation acting at a meeting at which a quorum consisting of directors who are not parties to or threatened with such action, suit or proceeding is present and on which determination only such directors vote, or
(ii) if such a quorum is not obtainable to vote on such indemnification, or, even if obtainable and a quorum of directors qualified to vote so directs, by independent legal counsel in a written opinion.

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


         The termination of any threatened or actual action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any such director, officer or employee did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or had reasonable cause to believe that his conduct was unlawful. Expenses incurred by any person in defending any threatened or actual action, suit or proceeding may be paid by the corporation in advance of the final disposition thereof as authorized by the board of directors in the specific case, whether a disinterested quorum exists or not, upon the receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as herein authorized. The corporation may purchase and maintain insurance for and on behalf of any person who is or was such a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as such director, officer, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of these regulations. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any regulation, bylaw, agreement, insurance purchased by the corporation, vote of shareholders or disinterested directors, or otherwise, or of any other indemnification which may be entitled under any regulation, bylaw, agreement, insurance purchased by the corporation, ceased to be such a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                   ARTICLE VI

                                   COMMITTEES

         Section 1. EXECUTIVE COMMITTEE. There shall be an executive committee of the board of directors, which shall consist of the chairman of the board, the president of the corporation and not less than two (2) directors to be appointed by the board of directors. Except as otherwise provided herein, such committee shall, during the intervals between the meetings of the board of directors, possess and may exercise all the powers of the board of directors in the management of the business and affairs of the corporation in so far as may be permitted by law, except that no obligations or indebtedness other than those properly pertaining to current business shall be contracted without authorization by the board of directors; and such executive committee shall have such other powers and perform such other duties as shall from time to time be prescribed by the board of directors. Such executive committee shall at all times act under the direction and control of the board of directors and shall make reports of its acts and transactions to the board at its meeting next succeeding such action. Vacancies in the executive committee shall be filled by the board of directors, which may also appoint one or more directors as alternate members of such committee to take the place of any absent member or members at any meeting of such committee. The committee may establish its own rules of procedure, and may act, with or without a meeting, in such manner as it may determine.
         Section 2. OTHER COMMITTEES. The board of directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at its pleasure. Any such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the board of directors.


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                                   ARTICLE VII

                                     SHARES

         Section 1. CERTIFICATES FOR SHARES. Each shareholder of the corporation shall be entitled to a certificate, certifying (or, certificates, certifying in the aggregate) the number and class of paid-up shares of the corporation held by him, but no certificate shall be issued for a share until it is fully paid. Such certificates shall be of such form and content, not inconsistent with law and the Articles, as shall be determined by the board of directors, shall be consecutively numbered in each class of shares, shall be signed by the chairman of the board of directors or the president or any vice president, and by the secretary, or any assistant secretary, or the treasurer, or any assistant treasurer, and shall bear an impression of the seal of the corporation; provided, however, that when any such certificate is countersigned by a transfer agent who is not an employee of the corporation, or by a transfer agent and/or registrar, the signature of any of said officers, and the seal of the corporation, upon such certificate, may be facsimilies, engraved, lithographed, stamped or printed. If any officer or officers who shall have signed, or whose facsimile signature shall have been used, lithographed, engraved, stamped or printed on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon had not ceased to be an officer or officers of the corporation.
         A full record of each certificate so issued shall be kept by the secretary, or by a transfer agent of the shares, of the corporation. Such records shall show the number of the certificate, the number and class of shares represented thereby, the date of issuance, the name of the shareholder, his address as furnished by him to the corporation, and, if the certificate be issued upon a transfer of shares, from whom transferred, and the number of the certificate surrendered for transfer. Certificates may, if authorized by the board of directors, be issued for fractions of shares.
         Section 2. TRANSFERS OF SHARES. Subject to any applicable provisions of law or of the Articles, transfers of shares of the corporation shall be made only upon its books upon surrender and cancellation of a certificate or certificates for the shares so transferred and upon compliance with such reasonable requirements as shall be prescribed by the board of directors or by the respective transfer agents and registrars of the corporation.
         Section 3. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. The board of directors may, in its discretion, upon evidence satisfactory to it of the loss, theft or destruction of any certificate for shares of the corporation, authorize the issuance of a new certificate in lieu thereof, and shall require, as a condition precedent to such issuance, the giving by the owner of such alleged lost, stolen or destroyed certificate, of a bond of indemnity in such form and amount and with such surety as shall be satisfactory to the board of directors against any loss or damage which may result to, or claim which may be made against, the corporation or any transfer agent or registrar of its shares in connection with such alleged lost, stolen or destroyed, or such new certificate. If any certificate for shares of the corporation becomes worn, defaced or mutilated, the board of directors may, upon production and surrender thereof, order that the same be cancelled and that a new certificate be issued in lieu thereof.
         Section 4. REGISTERED SHAREHOLDERS. A person in whose name shares are of record on the books of the corporation shall conclusively be deemed the unqualified owner thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the corporation nor any transfer agent of the corporation shall be bound to recognize any equitable interest in or claim to


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

such shares on the part of any other person, whether disclosed upon such certificate or otherwise, save as expressly provided by the laws of Ohio, nor shall they be obliged to see to the execution of any trust or obligation.
         Section 5. TRANSFER AGENTS AND REGISTRARS. The board of directors may, from time to time, appoint and remove one or more agents, to keep the records of the corporation's shares and to transfer or register (or both) such shares, in such places, and with such powers, not inconsistent with law and these regulations, as the board of directors shall deem proper.


                                  ARTICLE VIII

                                 CORPORATE SEAL

         The seal of the corporation shall be in such form as the board of directors may designate or approve.


                                   ARTICLE IX

                                   FISCAL YEAR

         The fiscal year of the corporation shall be from the 1st day of November to the 31st day of October, inclusive, in each year, or between such other dates as the board of directors may by resolution designate.


                                    ARTICLE X

                                   AMENDMENTS

         These regulations may be amended, added to, or repealed and new regulations may be adopted, at any meeting of shareholders called for that purpose, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal; provided that if such action is taken without a meeting of the shareholders the secretary of the corporation shall record said amendment, addition or change with respect to these regulations in the records of the corporation and shall mail a copy of said amendment, addition or change to each shareholder of record who would have been entitled to vote thereon at a meeting of shareholders but who did not participate in the adoption thereof.


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